                                                                    EXHIBIT 99.1


                    CENTEX CORPORATION REPORTS RECORD RESULTS

                        FOR THIRD QUARTER AND NINE MONTHS


          (DALLAS, TX January 26, 2000): Centex Corporation (NYSE: CTX) today reported record revenues, operating earnings, net earnings and earnings per share for the third quarter and nine months ended December 31, 1999. The results were due primarily to gains in Centex's Home Building, Construction Products, and Contracting and Construction Services operations.


Corporate net earnings for this year's third quarter were $63,176,000, 7% higher than $59,043,000 for the same quarter a year ago. Diluted earnings per share for the current quarter were $1.04, an 8% increase over $0.96 for the same quarter in fiscal 1999. Current quarter revenues of $1,429,161,000 were 14% higher than $1,256,086,000 for the same quarter last year.

Corporate net earnings for the first nine months of fiscal 2000 reached an all time high of $187,107,000, 14% higher than $163,767,000 for the same period in the prior fiscal year. Diluted earnings per share for the nine months this year were $3.06, a 15% improvement over $2.65 for the period last year. Revenues for the first nine months of fiscal 2000 totaled $4,230,837,000, a 17% gain over $3,609,774,000 for the same period in fiscal 1999. Net earnings for both the quarter and the nine months increased by a lower percentage than diluted earnings per share due to a slightly lower number of average shares outstanding in the fiscal 2000 periods. For the first nine months of fiscal 2000, Centex's annualized rate of return on beginning stockholders' equity was 20.8%.

Through its subsidiaries, Dallas-based Centex ranks among the nation's leading home builders, non-bank-affiliated retail mortgage lenders and general building contractors. The Company also has operations in investment real estate and owns a majority interest in Centex Construction Products, Inc., a publicly held company which produces and distributes cement, gypsum wallboard, and concrete and aggregates.

  HOME BUILDING

          Operating earnings from Centex Homes (Conventional Homes) were $73.3 million for the third quarter this year, 26% higher than $58.1 million for the same quarter a year ago. Operating earnings from Cavco Industries (Manufactured Homes) were $2.7 million for the current

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CENTEX CORPORATION

quarter, a 6% decline from quarterly earnings of $2.8 million last year. Total operating earnings from Home Building reached $76.0 million for the third quarter this year, a 25% gain over $60.9 million for the same quarter in fiscal 1999.

          Revenues from Centex Homes were $863.2 million for this year's third quarter, 29% higher than $671.4 million for the same quarter in fiscal 1999. Cavco's revenues for the current quarter were $47.1 million, 18% higher than $39.8 million for the same quarter a year ago. Total Home Building revenues for the third quarter this year were $910.3 million, a 28% gain over $711.2 million for the same quarter last year.

          Centex Homes' closings for the current quarter totaled 4,495 units, 25% more than 3,601 units for the third quarter last year. Home sales (orders) for this year's quarter were 4,089 units, 13% higher than 3,610 units for the same quarter a year ago. The backlog of homes sold but not closed at December 31, 1999 totaled 7,413 units, 15% higher than 6,419 units at December 31, 1998.

          The average unit sales price for Centex Homes for the current quarter was $189,466, 3% higher than $183,522 for the third quarter last year. The per unit operating margin for the quarter this year was a record $16,314 versus $16,134 for the same quarter a year ago. The Centex Homes operating margin as a percent of revenue was 8.5% for the fiscal 1999 third quarter compared to 8.6% for the same quarter in fiscal 1999.

          Cavco produced 1,386 homes for the current quarter, compared to 1,625 units during the same quarter last year. Cavco's operating margin as a percent of revenue, prior to goodwill amortization and before the inclusion of Cavco's retail sales operation, was 11.8% for the quarter this year, compared to 14.3% for the same quarter a year ago.

          Nine month operating earnings from Centex Homes were $202.7 million, 34% higher than $151.0 million for the year ago period. Operating earnings from Cavco were $6.8 million for the current nine months, down 17% from $8.2 million for the same period last year. Total Home Building operating earnings for the first nine months of fiscal 2000 reached $209.5 million, a 32% gain over $159.2 million for the nine month period in fiscal 1999.

          For the current nine months, revenues from Centex Homes were $2.5 billion, 31% higher than last year's revenues for the same period. Cavco's revenues were $146.0 million, up 12% from the same period a year ago. Centex acquired Cavco's 19.5% minority interest during the current quarter. Total Home Building revenues for the nine months this year reached $2.6 billion, a 30% improvement over the year ago period.

          Centex Homes' closings for the nine months this year reached 12,854

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CENTEX CORPORATION

units, a 28% increase over closings for the same period last year. Orders for Centex Homes rose 22% for the nine months this year to 13,191 units.

          Cavco produced 4,421 units during the current nine month period, versus 4,670 units during the first nine months of fiscal 1999.

     INTERNATIONAL HOME BUILDING

          London-based Fairclough Homes, which was acquired in April 1999 by Centex Development Company, L.P., built and closed 1,147 homes during the first nine months of fiscal 2000. Due to the unique structure of the acquisition transaction, no significant earnings from Fairclough will be reported prior to April 2001.

     INVESTMENT REAL ESTATE

          For the third quarter of fiscal 2000, Centex's Investment Real Estate operation, through which all investment property transactions are reported, had operating earnings of $8.9 million, 7% higher than earnings of $8.4 million for the year ago quarter. For the current nine months, operating earnings from Investment Real Estate were $24.1 million, an 8% increase over operating earnings for the same period in fiscal 1999.

          The improvements for the quarter and the nine months were due primarily to increased land sales, the timing of which will vary from quarter to quarter.

     FINANCIAL SERVICES

          Operating earnings from Financial Services for the quarter ended December 31, 1999 were $9.2 million, 62% less than $24.1 million for the same quarter last year. This year's third quarter Financial Services revenues of $106.6 million were 8% below $116.2 million for the same quarter a year ago.

          Current quarter operating earnings from CTX Mortgage Company (CTX) and related companies totaled $5.8 million for the third quarter this year versus $24.4 million last year. CTX's total "A" loan originations for the current quarter were 13,381, 38% less than 21,425 originations for the same quarter last year. "Builder" (Centex Homes) originations were 6% higher than Builder originations for last year's quarter but Retail (third-party) originations declined 43% for the quarter this year, primarily due to a drop in refinancings as a result of higher interest rates. The

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CENTEX CORPORATION

profit per loan of $435 for this year's third quarter was 62% less than the per loan profit of $1,139 for the same quarter last year.

          CTX's "A" loan applications totaled 11,197 for the third quarter this year, 45% less than applications for the year ago quarter. Builder applications declined 6%, while Retail applications decreased 51% over those for last year's quarter.

          Centex Home Equity Corporation (CHEC) reported operating earnings of $4.5 million for the quarter ended December 31, 1999 compared to $440,000 for the same quarter last year. CHEC originated 5,367 "B&C" loans during the quarter this year, a 33% improvement over 4,032 loans for the same quarter in fiscal 1999, and loan volume reached $350 million versus $266 million for the year ago quarter. CHEC's profit per loan for the current quarter was $832 compared to $109 for the same quarter last year. CHEC applications for the current quarter rose 42% over quarterly applications last year to reach 32,341.

          Centex Finance Company, the Company's manufactured home finance unit that was closed down during the quarter, reported a loss of $1.1 million

          Financial Services operating earnings were $42.4 million for the nine month period this year, 41% less than earnings for the year ago period. For the current nine months, Financial Services revenues reached $343.9 million, 6% higher than last year.

          CTX's operating earnings for the nine months this year were $30.6 million, 54% less than earnings for the same period in fiscal 1999. CTX's "A" loan originations for the current nine months totaled 47,339, 19% less than originations for the same period last year. Builder originations rose 11% from a year ago while Retail originations declined 23%.

          Total CTX applications for this year's nine month period reached 44,210, 24% less than applications in the year ago period. Builder applications rose 6% while Retail applications declined 29% from the year ago period.

          CHEC reported earnings of $15.0 million for the nine month period this year, a 113% improvement over the year ago period. CHEC's "B&C" originations for the nine months this year rose 34% to 15,237. CHEC applications of 89,785 for the current nine month period represented a 65% improvement over applications for the same period last year.


CONSTRUCTION PRODUCTS

          Operating earnings from Centex Construction Products, Inc. (CXP), net of minority interest, reached $28.4 million for the current quarter, 55% higher than earnings for the

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CENTEX CORPORATION

quarter a year ago. Current quarter revenues from Construction Products were $108.4 million, 28% higher than last year's revenues for the quarter. At December 31, 1999, Centex owned 62.3% of CXP. Since that time, Centex's ownership interest has increased to 63.9%

          For the current nine months, CXP's operating earnings, net of minority interest, were $81.9 million, a 54% improvement over results for the same period a year ago. Revenues from CXP were $323.4 million for the period this year, 26% higher than last year.

          CXP's record results for both the quarter and the nine months were due primarily to increased earnings in its gypsum wallboard operations.

     CONTRACTING AND CONSTRUCTION SERVICES

          Contracting and Construction Services reported operating earnings of $6.8 million for the quarter this year, an 84% improvement over earnings for the fiscal 1999 quarter. Revenues from Contracting and Construction Services were $288.0 million for the current quarter, 14% less than revenues for the quarter a year ago.

          The Centex Construction Group received approximately $487 million of new contracts during the quarter this year, a 63% improvement over $298 million of new contracts for the same quarter a year ago. The backlog of uncompleted construction projects at December 31, 1999 was approximately $1.322 billion, 12% higher than the backlog of $1.182 billion reported at December 31, 1998.

          Operating earnings from Contracting and Construction Services for the current nine month period were $17.5 million, a 53% improvement over results for the same period last year. Revenues for the current nine months were $928.6 million, 7% less than revenues for the nine month period a year ago.

     OTHER DEVELOPMENTS

          During the quarter, Centex Home Equity completed the securitization of $305 million of sub-prime equity mortgage loans. CHEC is also the servicer for the mortgage loans included in the securitization. This securitization is a continuation of CHEC's strategy to obtain regular access to public sources of capital and liquidity and to continue to broaden the investor base for CHEC's structured finance transactions. Since February 1998, CHEC has completed eight securitizations totaling approximately $2.1 billion of sub-prime mortgage loans. Also during the quarter, CHEC established a new correspondent lending division that will focus on purchasing closed loans from a variety of financial entities, including small to mid-sized mortgage

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CENTEX CORPORATION

bankers and credit unions.

     OUTLOOK

          Despite increasing interest rates, Centex said its Home Building sales continue to be robust. These escalating interest rates are expected to continue to negatively impact the Company's Financial Services results. However, Centex said its Contracting and Construction Services results should continue to improve and CXP is positioned to post its sixth consecutive year of record results.

          As a result, Centex noted that its fiscal 2000 earnings should exceed the record levels posted in fiscal 1999.

                                 # # # # # # #

          FORWARD-LOOKING STATEMENTS. THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE PRIVATE LITIGATION REFORM ACT OF 1995. THE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS AND OUTCOMES TO DIFFER MATERIALLY FROM WHAT IS EXPRESSED IN SUCH STATEMENTS. THE PRINCIPAL RISKS AND UNCERTAINTIES THAT MAY AFFECT THE COMPANY'S ACTUAL PERFORMANCE AND RESULTS OF OPERATIONS INCLUDE WITHOUT LIMITATION GENERAL ECONOMIC CONDITIONS AND INTEREST RATES; COMPETITIVE FACTORS; AND BUILDING MATERIALS COSTS. PLEASE SEE THE COMPANY'S MOST RECENT REPORTS ON FORM 10-K AND FORM 10-Q FOR A MORE COMPREHENSIVE LIST OF RISKS AND UNCERTAINTIES AFFECTING THE COMPANY'S ACTUAL PERFORMANCE AND RESULTS OF OPERATIONS.





     NOTE ATTACHMENTS:

     (1)       Summary of Consolidated Earnings
     (2)       Revenues and Earnings by Line of Business (Quarter)
     (3)       Revenues and Earnings by Line of Business (Nine Months)
     (4)       Housing Activity by Geographic Area
     (5)       Supplemental Home Building Data
     (6)       Supplemental Financial Services Data
     (7)       Supplemental Construction Products Data
               Contracting and Construction Services Data
     (8)       Home Building Margins by Quarter


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CENTEX CORPORATION

     FOR ADDITIONAL INFORMATION, CONTACT AT 214.981.5000:

     Laurence E. Hirsch
     Chairman and Chief Executive Officer

     Sheila E. Gallagher
     Vice President-Corporate Communications



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
Attachment 1




                       Centex Corporation and Subsidiaries
                        Summary of Consolidated Earnings
                                   (unaudited)
              (dollar amounts in thousands, except per share data)

                                                                          Quarter Ended
                                                                           December 31,
                                                     -----------------------------------------------------
                                                            1999               1998            Change
                                                     -----------------  -----------------  ---------------
Revenues                                             $      1,429,161   $      1,256,086               14%

Earnings Before Income Taxes                         $        101,729   $         94,634                7%

Net Earnings                                         $         63,176   $         59,043                7%

Earnings Per Share:
    Basic                                            $           1.07   $           0.99                8%
    Diluted                                          $           1.04   $           0.96                8%

Average Shares Outstanding:
    Basic                                                  59,230,006         59,410,876               --%
    Diluted                                                60,723,572         61,661,959               (2%)



                                                                          Nine Months Ended
                                                                           December 31,
                                                     -----------------------------------------------------
                                                            1999               1998            Change
                                                     -----------------  -----------------  ---------------
Revenues                                             $      4,230,837   $      3,609,774               17%

Earnings Before Income Taxes                         $        302,170   $        261,722               15%

Net Earnings                                         $        187,107   $        163,767               14%

Earnings Per Share:
    Basic                                            $           3.15   $           2.75               15%
    Diluted                                          $           3.06   $           2.65               15%

Average Shares Outstanding:
    Basic                                                  59,370,180         59,496,866               --%
    Diluted                                                61,204,665         61,888,466               (1%)

Attachment 2
                       Centex Corporation and Subsidiaries
                   Revenues and Earnings by Lines of Business
                             (dollars in thousands)

                                                                          Quarter Ended
                                                                          December 31,
                                                     -----------------------------------------------------
                                                            1999               1998             Change
                                                     -----------------  -----------------  ---------------
REVENUES

        Home Building:
               Conventional Homes                    $        863,177   $        671,404              29%
               Manufactured Homes                              47,160             39,819              18%
                                                     -----------------  -----------------
                    Total Home Building                       910,337            711,223              28%
                                                                   64%                56%
        Investment Real Estate                                 15,908              8,566              86%
                                                                    1%                 1%
        Financial Services                                    106,568            116,234              (8%)
                                                                    7%                 9%
        Construction Products                                 108,370             84,863              28%
                                                                    8%                 7%
        Contracting and Construction Services                 287,978            335,200             (14%)
                                                                   20%                27%
                                                     -----------------  -----------------
    Total                                            $      1,429,161   $      1,256,086              14%
                                                                  100%               100%
                                                     =================  =================


OPERATING EARNINGS

        Home Building:

               Conventional Homes                           $  73,330          $  58,099              26%
               Manufactured Homes (A)                           2,676              2,834              (6%)
                                                            ---------          ---------
                    Total Home Building                        76,006             60,933              25%
                                                                   59%                54%
        Investment Real Estate                                  8,917              8,370               7%
                                                                    7%                 7%
        Financial Services                                      9,223             24,149             (62%)
                                                                    7%                22%
        Construction Products (A)                              28,361             18,350              55%
                                                                   22%                16%
        Contracting and Construction Services                   6,800              3,689              84%
                                                                    5%                 3%
        Other, net                                               (628)            (2,844)             78%
                                                                   --%                (2%)
                                                            ---------          ----------
    Total Operating Earnings                                  128,679            112,647              14%
                                                                  100%               100%

        Corporate General Expenses                             (8,483)            (7,084)
        Interest Expense                                      (18,467)           (10,929)
                                                            ---------          ---------
EARNINGS BEFORE INCOME TAXES                                $ 101,729          $  94,634               7%
                                                            =========          =========

(A) Operating earnings for Manufactured Homes and Construction Products are reflected in this summary net of their respective minority interests of 0% in 1999 and 20% in 1998 for Manufactured Homes and 37% in 1999 and 41% in 1998 for Construction Products. Operating earnings related to those minority interests were $0 in 1999 and $640 in 1998 for Manufactured Homes and $16,971 in 1999 and $13,199 in 1998 for Construction Products. The Manufactured Homes minority interest was purchased during the quarter ended December 31, 1999.

Attachment 3

                       Centex Corporation and Subsidiaries
                   Revenues and Earnings by Lines of Business
                             (dollars in thousands)

                                                                  Nine Months Ended
                                                                     December 31,
                                                   ----------------------------------------------
                                                      1999               1998            Change
                                                   -----------        -----------      ----------
REVENUES

        Home Building:
               Conventional Homes                  $ 2,461,533        $ 1,881,586          31%

               Manufactured Homes                      145,978            130,748          12%
                                                   -----------        -----------
                    Total Home Building              2,607,511          2,012,334          30%
                                                            61%                56%
        Investment Real Estate                          27,357             17,479          57%
                                                             1%                 1%
        Financial Services                             343,932            324,133           6%
                                                             8%                 9%
        Construction Products                          323,391            256,485          26%
                                                             8%                 7%
        Contracting and Construction Services          928,646            999,343          (7%)
                                                            22%                27%
                                                   -----------        -----------
    Total                                          $ 4,230,837        $ 3,609,774          17%
                                                           100%               100%
                                                   ===========        ===========

OPERATING EARNINGS

        Home Building:
               Conventional Homes                  $   202,678        $   150,973          34%
               Manufactured Homes(A)                     6,811              8,232         (17%)
                                                   -----------        -----------
                    Total Home Building                209,489            159,205          32%
                                                            56%                51%
        Investment Real Estate                          24,087             22,231           8%
                                                             7%                 7%
        Financial Services                              42,396             71,625         (41%)
                                                            11%                23%
        Construction Products(A)                        81,906             53,221          54%
                                                            22%                17%
        Contracting and Construction Services           17,470             11,404          53%
                                                             5%                 4%
        Other, net                                      (3,529)            (7,605)         54%
                                                            (1%)               (2%)
                                                   -----------        -----------
    Total Operating Earnings                           371,819            310,081          20%
                                                           100%               100%

        Corporate General Expenses                     (23,821)           (19,195)
        Interest Expense                               (45,828)           (29,164)
                                                   -----------        -----------


EARNINGS BEFORE INCOME TAXES                       $   302,170        $   261,722          15%
                                                   ===========        ===========


(A) Operating earnings for Manufactured Homes and Construction Products are reflected in this summary net of their respective minority interests of 20% in 1999 and 1998 for Manufactured Homes and 38% in 1999 and 43% in 1998 for Construction Products. Operating earnings related to those minority interests were $1,014 in 1999 and $1,994 in 1998 for Manufactured Homes and $50,663 in 1999 and $40,257 in 1998 for Construction Products.The Manufactured Homes minority interest was purchased during the quarter ended December 31, 1999.

Attachment 4

                       Centex Corporation and Subsidiaries
                       Housing Activity by Geographic Area

                                                                     Closings
                             ----------------------------------------------------------------------------------------------
                                     Quarter Ended December 31,                      Nine Months Ended December 31,
                             ---------------------------------------------    ---------------------------------------------
                                 1999            1998           Change            1999             1998           Change
                             ------------    ------------    -------------    ------------    -------------    ------------
West                                1,007             726              39%           2,542            2,076             22%

Midwest                               794             539              47%           2,140            1,389             54%

East                                  985             777              27%           2,953            2,239             32%

Southeast                             672             624               8%           2,009            1,718             17%

Southwest                           1,037             935              11%           3,210            2,628             22%
                             ------------    ------------                     ------------    -------------

                                    4,495           3,601              25%          12,854           10,050             28%
                             ============    ============                     ============    =============


                                                                                          Sales (Orders) Backlog
                                                                              ---------------------------------------------
                                                                               12/31/99         12/31/98         Change
                                                                              ------------    -------------    ------------
West                                                                                 1,103              908              21%

Midwest                                                                              1,546            1,138              36%

East                                                                                 1,346            1,354              (1%)

Southeast                                                                            1,625            1,409              15%

Southwest                                                                            1,793            1,610              11%
                                                                              ------------    -------------

                                                                                     7,413            6,419              15%
                                                                              ============    =============


                                                                      Sales (Orders)
                             ----------------------------------------------------------------------------------------------
                                       Quarter Ended December 31,                      Nine Months Ended December 31,
                             ---------------------------------------------    ---------------------------------------------
                                 1999            1998            Change           1999             1998           Change
                             ------------    ------------    -------------    ------------    -------------    ------------
West                                  934             665               40%          2,595            1,993              30%

Midwest                               658             626                5%          2,176            1,625              34%

East                                  924             781               18%          2,907            2,358              23%

Southeast                             580             702              (17%)         2,134            1,995               7%

Southwest                             993             836               19%          3,379            2,845              19%
                             ------------    ------------                     ------------    -------------

                                    4,089           3,610               13%         13,191           10,816              22%
                             ============    ============                     ============    =============

Attachment 5

                       Centex Corporation and Subsidiaries
                         Supplemental Home Building Data

CONVENTIONAL HOMES RESULTS
   (dollars in millions, except per unit data)

                                                              Quarter Ended December 31,
                                                 -----------------------------------------------------
                                                            1999                        1998
                                                 -------------------------   -------------------------
     Conventional Housing Revenues               $     863.2         100.0%  $    671.4          100.0%
     Cost of Sales                                   (666.6)        (77.2%)      (518.9)         (77.3%)
     Selling, General & Administrative               (123.3)        (14.3%)       (94.4)         (14.1%)
                                                 -----------   -----------   ----------   ------------

          OPERATING EARNINGS                     $      73.3           8.5%  $     58.1           8.6%
                                                 ===========   ===========   ==========   ===========

     Units Closed                                      4,495                      3,601

     Unit Sales Price                            $   189,466                 $  183,522
          % Change                                       3.2%                       1.2%

     Operating Earnings per Unit                 $    16,314                 $   16,134
          % Change                                       1.1%                      15.4%


                                                            Nine Months Ended December 31,
                                                 -----------------------------------------------------
                                                            1999                        1998
                                                 -------------------------   -------------------------

     Conventional Housing Revenues               $  2,461.5          100.0%  $  1,881.6          100.0%
     Cost of Sales                                (1,898.9)          (77.2%)   (1,464.3)         (77.8%)
     Selling, General & Administrative              (359.9)          (14.6%)     (266.3)         (14.2%)
                                                 ----------   ------------   ----------    -----------

          OPERATING EARNINGS                     $    202.7            8.2%  $    151.0            8.0%
                                                 ==========   ============   ==========    ===========

     Units Closed                                    12,854                     10,050

     Unit Sales Price                            $  188,595                  $ 184,113
          % Change                                      2.4%                       1.3%

     Operating Earnings per Unit                 $   15,768                  $  15,022
          % Change                                      5.0%                      17.6%




MANUFACTURED HOMES RESULTS
     (dollars in thousands)

                                                       Quarter Ended December 31,
                                             -----------------------------------------------
                                                     1999                       1998
                                             ---------------------     ---------------------
Manufactured Homes Revenues (Construction)   $ 30,349        100.0%    $ 29,548        100.0%
Cost of Sales                                 (23,353)       (76.9%)    (22,533)       (76.3%)
Selling, General & Administrative              (3,417)       (11.3%)     (2,790)        (9.4%)
                                             --------     --------     --------     --------

                                                3,579         11.8%       4,225         14.3%
                                             --------     ========     --------     ========


Manufactured Homes Revenues (Retail)           16,811        100.0%      10,271        100.0%
Cost of Sales                                 (13,175)       (78.4%)     (7,248)       (70.6%)
Selling, General & Administrative              (3,681)       (21.9%)     (2,985)       (29.0%)
                                             --------     --------     --------     --------

                                                  (45)        (0.3%)         38          0.4%
                                             --------     ========     --------     ========

Construction and Retail Earnings                3,534                     4,263

Goodwill Amortization                            (858)                     (789)
Minority Interest Expense                          --                      (640)
                                             --------                  --------

      GROUP OPERATING EARNINGS               $  2,676                  $  2,834
                                             ========                  ========

UNITS
     Units Produced                             1,386                     1,625
     Units Sold - Retail                          385                       247
     Less: Intersegment Sales                    (270)                     (239)
                                             --------                  --------

            UNITS SOLD                          1,501                     1,633
                                             ========                  ========

                                                                  Nine Months Ended December 31,
                                                    ----------------------------------------------------
                                                                1999                     1998
                                                    -------------------------   ------------------------
        Manufactured Homes Revenues (Construction)  $    98,085         100.0%  $  101,576         100.0%
        Cost of Sales                                   (76,134)        (77.6%)    (79,570)        (78.3%)
        Selling, General & Administrative               (10,822)        (11.0%)     (9,628)         (9.5%)
                                                    -----------   -----------   ----------   -----------

                                                         11,129          11.4%      12,378          12.2%
                                                    -----------   ===========   ----------   ===========


        Manufactured Homes Revenues (Retail)             47,893         100.0%      29,172         100.0%
        Cost of Sales                                   (38,017)        (79.4%)    (21,700)        (74.4%)
        Selling, General & Administrative               (10,623)        (22.2%)     (7,215)        (24.7%)
                                                    -----------   -----------   ----------   -----------

                                                           (747)         (1.6%)        257           0.9%
                                                    -----------   ===========   ----------   ===========

        Construction and Retail Earnings                 10,382                     12,635

        Goodwill Amortization                            (2,557)                    (2,409)
        Minority Interest Expense                        (1,014)                    (1,994)
                                                    -----------                 ----------

              GROUP OPERATING EARNINGS              $     6,811                 $    8,232
                                                    ===========                 ==========

        UNITS
             Units Produced                               4,421                      4,670
             Units Sold - Retail                          1,112                        696
             Less: Intersegment Sales                      (810)                      (586)
                                                    -----------                 ----------

                    UNITS SOLD                            4,723                      4,780
                                                    ===========                 ==========

Attachment 6


                      Centex Corporation and Subsidiaries
                      Supplemental Financial Services Data



CTX MORTGAGE COMPANY


                                           Quarter Ended December 31,                  Nine Months Ended December 31,
                                   ----------------------------------------       ----------------------------------------
                                      1999           1998          Change            1999           1998          Change
                                   ----------     ----------     ----------       ----------     ----------     ----------
Originations
      Builder                           2,449          2,308              6%           7,489          6,728             11%

      Retail                           10,932         19,117            (43%)         39,850         51,450            (23%)
                                   ----------     ----------                      ----------     ----------

          Total                        13,381         21,425            (38%)         47,339         58,178            (19%)
                                   ==========     ==========                      ==========     ==========

Applications
      Builder                           2,309          2,452             (6%)          8,120          7,695              6%

      Retail                            8,888         18,046            (51%)         36,090         50,676            (29%)
                                   ----------     ----------                      ----------     ----------

          Total                        11,197         20,498            (45%)         44,210         58,371            (24%)
                                   ==========     ==========                      ==========     ==========

Loan Volume (in billions)          $     1.81     $     2.82            (36%)     $     6.34     $     7.61            (17%)
                                   ==========     ==========                      ==========     ==========

Average Loan Size                  $  135,600     $  131,600              3%      $  133,900     $  130,700              2%
                                   ==========     ==========                      ==========     ==========

Profit per Loan                    $      435     $    1,139            (62%)     $      646     $    1,141            (43%)
                                   ==========     ==========                      ==========     ==========



CHEC (B & C)



                                           Quarter Ended December 31,                  Nine Months Ended December 31,
                                   ----------------------------------------       ----------------------------------------
                                      1999           1998          Change            1999           1998          Change
                                   ----------     ----------     ----------       ----------     ----------     ----------
Originations                            5,367          4,032             33%          15,237         11,341             34%
                                   ==========     ==========                      ==========     ==========

Applications                           32,341         22,746             42%          89,785         54,433             65%
                                   ==========     ==========                      ==========     ==========

Loan Volume (in billions)          $     0.35     $     0.27             30%      $     0.99     $     0.74             34%
                                   ==========     ==========                      ==========     ==========

Average Loan Size                  $   65,500     $   66,000             (1%)     $   64,900     $   64,900             --%
                                   ==========     ==========                      ==========     ==========

Profit per Loan                    $      832     $      109            663%      $      985     $      621             59%
                                   ==========     ==========                      ==========     ==========

Attachment 7

                      Centex Corporation and Subsidiaries


SUPPLEMENTAL CONSTRUCTION PRODUCTS DATA
     (volumes in thousands, except Gypsum Wallboard)


                                               Quarter Ended December 31,                     Nine Months Ended December 31,
                                        ----------------------------------------         ----------------------------------------
                                          1999            1998           Change            1999            1998           Change
                                        --------        --------        --------         --------        --------        --------
Cement
     Sales Volumes (Tons)                    568             568              --%           1,837           1,771               4%

     Average Net Sales Price            $  68.72        $  68.84              --%        $  69.72        $  68.90               1%

Gypsum Wallboard
     Sales Volumes (MMSF)                    341             283              20%             994             860              16%

     Average Net Sales Price            $ 165.53        $ 124.38              33%        $ 156.86        $ 118.94              32%

Concrete
     Sales Volumes (Cubic Yards)             186             163              14%             611             538              14%

     Average Net Sales Price            $  52.89        $  51.21               3%        $  52.17        $  49.65               5%

Aggregates
     Sales Volumes (Tons)                    964             817              18%           2,651           2,261              17%

     Average Net Sales Price            $   4.31        $   4.00               8%        $   4.30        $   4.03               7%


SUPPLEMENTAL CONTRACTING AND CONSTRUCTION SERVICES DATA
     (dollars in millions)


                                               Quarter Ended December 31,                     Nine Months Ended December 31,
                                        ----------------------------------------         ----------------------------------------
                                          1999            1998           Change            1999            1998           Change
                                        --------        --------        --------         --------        --------        --------
New Contracts                           $    487        $    298              63%        $  1,314        $  1,022              29%
                                        ========        ========                         ========        ========

Backlog at December 31,                 $  1,322        $  1,182              12%        $  1,322        $  1,182              12%
                                        ========        ========                         ========        ========

Attachment 8



                      Centex Corporation and Subsidiaries
                   Home Building Margins - Quarterly Summary




                                                                            For the Quarters Ending,               Fiscal Year Total
                                   -------------------------------------------------------------------------------
                                      June 30, 1999      September 30, 1999    December 31, 1999    March 31, 2000   March 31, 2000
                                   -------------------   ------------------   -------------------   --------------   --------------
Conventional Housing Revenues      $  754.6      100.0%  $  843.7     100.0%  $  863.2      100.0%
Cost of Sales                        (581.3)     (77.0%)   (651.1)    (77.2%)   (666.6)     (77.2%)
                                   --------     ------   --------    ------   --------     ------   ------   -----    ------   ----
       GROSS MARGIN                   173.3       23.0%     192.6      22.8%     196.6       22.8%
Selling, General & Administrative    (114.2)     (15.2%)   (122.4)    (14.5%)   (123.3)     (14.3%)
                                   --------     ------   --------    ------   --------     ------   ------   -----    ------   ----
       OPERATING EARNINGS          $   59.1        7.8%  $   70.2       8.3%  $   73.3        8.5%
                                   ========     ======   ========    ======   ========     ======   ======   =====    ======   ====

Units Closed                          3,934                 4,425                4,495

Unit Sales Price                   $188,608              $187,700             $189,466
     % Change - Prior Year              2.3%                  1.7%                 3.2%

OPERATING EARNINGS/UNIT            $ 15,035              $ 15,864             $ 16,314
     % Change - Prior Year             10.2%                  5.4%                 1.1%

GROSS MARGIN PER UNIT              $ 44,052              $ 43,525             $ 43,737
     % Change - Prior Year              7.4%                  5.9%                 3.3%

SG&A Per Unit                      $ 29,029              $ 27,661             $ 27,430
     % Change - Prior Year              6.1%                  6.2%                 4.6%